     As filed with the Securities and Exchange Commission on July 27, 2000
                                                      Registration No. 333-95451



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  (Post-Effective Amendment No. 1 to Form S-1)
                                   ESAT, INC.
                (Name of registrant as specified in its charter)


             Nevada                             7370                         95-0344604
    (State or Jurisdiction of       (Primary Standard Industrial           (IRS Employer
 Organization or Incorporation)     Classification Code Number)        Identification Number)

                      10 Universal City Plaza, Suite 1130
                            Universal City, CA 91608
                                  818-464-2600
                   (Address and telephone number of principal
               executive offices and principal place of business)

                          Michael C. Palmer, President
                                   eSat, Inc.
                      10 Universal City Plaza, Suite 1130
                            Universal City, CA 91608
                                  818-464-2600
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                 David R. Decker
                               Freya L. Christian
                               Arter & Hadden LLP
                      725 South Figueroa Street, 34th Floor
                          Los Angeles, California 90017

        Reference is made to Item 13 of Part II of the Registration Statement appearing on page II-1. Item 13 is completed to read as follows:



Item 13.  Other Expenses of Issuance and Distribution



          Description                                                Amount
          Registration Fee                                       $          7,552(1)
                                                                 ----------------
          NASD Filing Fee                                                     N/A
          Legal Fees and Expenses (including Blue Sky)                    125,000*
          Accounting Fees and Expenses                                     75,000*
          Transfer Agent Fees and Expenses                                    N/A
          Printing Expenses                                               105,000*
          Miscellaneous                                                       448*
                                                                 ----------------
                                                                 $        313,000(2)

         *     estimated

        (1)    $13,550.72 was paid with the original filing.

        (2) While all shares registered for sale are being sold by selling shareholders, all expenses of issuance and distribution are being paid by registrant per contractual agreements.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Universal City, State of California, on July 27, 2000.



                                             ESAT, INC.

                                             By    /s/ Michael C. Palmer
                                                 ------------------------------
                                                   Michael C. Palmer,
                                                   Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                            Title                                 Date
                ---------                            -----                                 ----

/s/ Michael C. Palmer                     Chief Executive Officer,                     July 27, 2000
-----------------------------------       President, Secretary and Director
Michael C. Palmer

/s/ Chester L. Noblett, Jr.               Chairman of the Board and                    July 27, 2000
-----------------------------------       Assistant Secretary
Chester L. Noblett, Jr.

/s/ Mark S. Basile                        Chief Financial Officer and                  July 27, 2000
-----------------------------------       Principal Accounting Officer
Mark S. Basile

/s/ Gary Pan                              Director                                     July 27, 2000
-----------------------------------
Gary Pan

/s/ Salvator A. Piraino                   Director                                     July 27, 2000
-----------------------------------
Salvator A. Piraino

By: /s/ Michael C. Palmer
-----------------------------------
Michael C. Palmer,
Attorney-in-Fact


                               POWER OF ATTORNEY

     Each person whose signature appears appoints each of Michael Palmer and Chester Noblett his agent and attorney-in-fact, with full power of substitution to execute for him and in his name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

Signature                                Title            Date
---------                                -----            ----

/s/ Edward Raymund                       Director          July 27, 2000
--------------------------
Edward Raymund



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